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EXHIBIT 99.1                                         [GRANT THORNTON LETTERHEAD]

September 27, 1996

Securities and Exchange Commission
Washington, D.C. 20549


RE: Inland Casino Corporation
    SEC File Number 0-11532


Dear Sir or Madam:

We have read Part III of Form 12b-25 dated September 27, 1996, and attachment A thereto, of Inland Casino Corporation and agree with the statements contained therein.


Very truly yours,

/s/ Grant Thornton LLP